                                  EXHIBIT 11.1

                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                    --------------------------
PRIMARY EARNINGS PER SHARE                                              1996           1997
                                                                    -------------   ----------

Net income ......................................................   $   2,486,670   $1,639,497
                                                                    =============   ==========

Shares:
   Weighted average number of common shares outstanding .........       4,737,795    6,396,159

   Add-Dilutive  effect of  outstanding  options  and  redeemable warrants (as  determined by the  application of the treasury
     stock method) ..............................................         139,082      207,469
                                                                    -------------   ----------


   Weighted average number of common shares outstanding,
       as adjusted ..............................................       4,876,877    6,603,628
                                                                    =============   ==========

Net income per common share:  Primary ...........................   $        0.51   $     0.25
                                                                    =============   ==========

FULLY DILUTED EARNINGS PER SHARE

Net income ......................................................   $   2,486,670   $1,639,497
                                                                    =============   ==========

Shares:
   Weighted average number of common shares outstanding .........       4,737,795    6,396,159

   Add-Dilutive  effect of  outstanding  options  and  redeemable warrants (as  determined by the  application of the treasury
     stock method) ..............................................         145,644      207,469
                                                                    -------------   ----------


   Weighted average number of common shares outstanding,
       as adjusted ..............................................       4,883,439    6,603,628
                                                                    =============   ==========

Net income per common share:  Fully diluted .....................   $        0.51   $     0.25
                                                                    =============   ==========